Exhibit 3.2

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FIVE POINT HOLDINGS, LLC

i

ii

EXHIBITS

EXHIBIT A – CLASS A SHARE CERTIFICATE

EXHIBIT B – CLASS B SHARE CERTIFICATE

iii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

FIVE POINT HOLDINGS, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FIVE POINT HOLDINGS, LLC, is dated as of             , 2017. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in Section 1.1.

WHEREAS, an Amended and Restated Limited Liability Company Agreement of Five Point Holdings, LLC was entered into as of May 2, 2016, and thereafter amended pursuant to the First Amendment to the Amended and Restated Limited Liability Company Agreement of Five Point Holdings, LLC, dated as of March 31, 2017 (as so amended, the “Existing Agreement”);

WHEREAS, pursuant to the Existing Agreement, the board of directors of the Company has authorized and approved an amendment and restatement of the Existing Agreement on the terms set forth herein.

NOW THEREFORE, the Existing Agreement is hereby amended and restated to read in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Shares to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Five Point Holdings, LLC, as it may be amended, supplemented or restated from time to time.

“Board of Directors” has the meaning assigned to such term in Section 5.1.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of California shall not be regarded as a Business Day.

“Certificate” means a certificate (a) substantially in the form of Exhibit A or Exhibit B to this Agreement, (b) in global form in accordance with the rules and regulations of the Depositary or (c) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 5.16, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Class A Common Share” means a Share in the Company designated as a “Class A Common Share.”

“Class B Common Share” means a Share in the Company designated as a “Class B Common Share.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor Law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares that are not Preferred Shares, and for the avoidance of doubt includes Class A Common Shares and Class B Common Shares.

“Company” means Five Point Holdings, LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company and each Subsidiary of the Company.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of two or more Independent Directors.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board of Directors of the Company.

“Effective Date” has the meaning assigned to such term in Section 3.7(b).

“electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Existing Agreement” has the meaning assigned to such term in the Recitals.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Group Member” means a member of the Company Group.

“Hunters Point” means The Shipyard Communities, LLC, a Delaware limited liability company.

“Hunters Point Unit” means a Class A unit of membership interest in Hunters Point.

“Indemnified Person” means (a) any Person who is or was a Director or Officer of the Company, and (b) any Person who is or was serving at the request of the Company as a director, officer, employee or agent of another Person, including any Group Member.

“Independent Director” means a Director who meets the then current independence and other standards required of audit committee members established by the Exchange Act and the rules and regulations of the Commission thereunder and by the New York Stock Exchange or any other National Securities Exchange on which Shares are listed for trading.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of May 2, 2016, by and among the Company and the investors named therein, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Law” means any federal, state, local, non-U.S. or other law (including common law), statute, code, ordinance, rule or regulation or other requirement enacted, promulgated, issued, entered or put into effect by a Governmental Entity.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Member” means each Record Holder of a Share, including, unless the context otherwise requires, each Substitute Member and each Additional Member, in each case in such Person’s capacity as a member of the Company.

“Merger Agreement” has the meaning assigned to such term in Section 10.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Officers” has the meaning assigned to such term in Section 5.17(a).

“OP Unit” means a Class A unit of membership interest in the Operating Company.

“Operating Company” means Five Point Operating Company, LLC, a Delaware limited liability company.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board of Directors.

“Original Agreement” has the meaning assigned to such term in the Recitals.

“Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 10.1.

“Preferred Shares” means a class or series of Shares that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class or series of Shares in (a) the right to share in Company distributions, or (b) rights upon dissolution or liquidation of the Company.

“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means (a) with respect to any Class A Common Share, the Person in whose name such Share is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Share of any other class or series, the Person in whose name such Share is registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share” means a share issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(e).

“Share Majority” means a majority of the total votes that may be cast in the election of Directors by holders of all Outstanding Voting Shares, voting as a single class.

“Special Approval” means, with respect to any transaction, activity, arrangement or circumstance, that (a) it has been specifically approved by a majority of the members of the Conflicts Committee, or (b) it complies with any rules or guidelines established by the Conflicts Committee with respect to categories of transactions, activities, arrangements or circumstances that are deemed approved by the Conflicts Committee.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests of such Person or holds a sole general partner interest or managing member or similar interest of such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5(c) as a result of a transfer of Shares to such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 10.2(a)(ii).

“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person, and includes a sale, assignment, gift, exchange or any other disposition by Law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“Transfer Agent” means, with respect to any class or series of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class or series of Shares; provided that if no Transfer Agent is specifically designated for such class or series of Shares, the Company shall act in such capacity for such class or series.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“Voting and Standstill Agreement” means the Amended and Restated Voting and Standstill Agreement, dated as of May 2, 2016, by and among the Company and the investors named therein, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Voting Shares” means the Class A Common Shares, the Class B Common Shares and any other class or series of Shares issued after the date of this Agreement that entitles the Record Holder thereof to vote on any matter submitted for consent or approval of Members under this Agreement.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to “Articles” and “Sections” refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; and (d) the terms “herein,” “hereof” and “hereunder” (and terms of similar import) are references to this Agreement in its entirety, and not to any particular provision.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes, and a Member has no interest in specific Company property.

Section 2.2 Name. The name of the Company shall be “Five Point Holdings, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company”, “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the Laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Formation (and upon such filing, this Agreement shall be deemed automatically amended to change the name of the Company) and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Board of Directors by filing an amendment to the Certificate of Formation (and upon such filing, this Agreement shall be deemed automatically amended to change the registered office and registered agent of the Company), the registered office of the Company in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 25 Enterprise, Suite 300, Aliso Viejo, California 92656 or such other place as the Board of Directors may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purposes. The purposes of the Company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act, (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6 Power of Attorney. Each Member hereby constitutes and appoints each of the Chief Executive Officer, the President, the Secretary, any Director and, if a Liquidator shall have been selected pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his or her name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, the President, the Secretary, any Director or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii) all certificates, documents and other instruments that the Chief Executive Officer, the President, the Secretary, any Director or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(iv) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments and restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles III or VIII;

(v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Shares issued pursuant to Section 3.2; and

(vi) all certificates, documents and other instruments (including agreements and a certificate of merger, conversion or consolidation) relating to a merger, consolidation or conversion of the Company pursuant to Article X; and

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement requires the Members of any class or series to take any action, the Chief Executive Officer, the President, the Secretary, any Director or the Liquidator may exercise the power of attorney made in this Section 2.6(b) to take such action, only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

(c) Nothing contained in this Section 2.6 shall be construed as authorizing the Chief Executive Officer, the President, the Secretary, any Director or the Liquidator to amend, change or modify this Agreement except in accordance with Article IX or as may be otherwise expressly provided for in this Agreement.

(d) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by Law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 2.7 Term. The Company’s term shall be perpetual, unless and until it is dissolved in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

MEMBERS AND SHARES

Section 3.1 Members.

(a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement when such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of this Agreement, without execution of this Agreement. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information contained therein (or shall cause the Transfer Agent to do so, as applicable).

(c) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(d) Subject to Articles X and XI, Members may not be expelled from or removed as Members. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a member of the Company with respect to the Shares so transferred.

(e) Except to the extent expressly provided in this Agreement (including any Share Designation), (i) no Member shall be entitled to the withdrawal or return of any capital contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by Law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of any capital contributions or as to distributions; (iii) no interest shall be paid by the Company on any capital contributions; and (iv) no Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f) Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at Law, in equity or otherwise to the Company or any Member; provided, that this Section 3.1(f) shall not excuse a breach of any provision of this Agreement binding upon a Person, or limit or otherwise modify any duties (including fiduciary duties) owed by a Person at law, in equity or otherwise (including by contract) to the Company or any Member, in each case, arising other than from such Person’s capacity as a Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2 Shares.

(a) The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall from time to time, in its discretion determine, whether or not greater consideration could be received upon the issue or sale of (i) the same number of Shares of such class or series from another Person or (ii) the same number of Shares of another class or series, and as otherwise permitted by Law, all without the approval of any Members; provided that the Company shall only be permitted to issue Class B Common Shares in connection with the issuance of OP Units, the issuance of Hunters Point Units, a subdivision of Class B Common Shares or a distribution payable in Class B Common Shares solely to Record Holders of Class B Common Shares. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Share Designation). Except to the extent expressly provided in this Agreement (including any Share Designation), no Share shall entitle any Member to any preemptive, subscription, preferential, or similar rights with respect to the issuance of Shares.

(b) As of the date of this Agreement, two classes of Shares have been designated: Class A Common Shares and Class B Common Shares.

(c) Except as otherwise expressly provided in this Agreement, the powers, preferences and rights of the holders of Class A Common Shares and holders of Class B Common Shares, and the qualifications, limitations and restrictions thereof, shall be in all respects identical. The Class A Common Shares and the Class B Common Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted for the consent or approval of Members generally.

(d) If a holder of Class B Common Shares tenders for redemption any OP Units, pursuant to the terms of the limited liability company agreement of the Operating Company, then, concurrently with the redemption of such OP Units for cash or, if the Company elects to acquire such OP Units in exchange for Class A Common Shares, the exchange of such OP Units, or if the Company or the Operating Company otherwise acquires any OP Units from a holder of Class B Common Shares, then a number of Class B Common Shares held by such holder equal to the number of OP Units that are redeemed, exchanged or otherwise acquired shall be automatically, without further action by such holder, converted into Class A Common Shares at the rate of 0.0003 Class A Common Shares for each Class B Common Share. If a holder of Class B Common Shares tenders for redemption any Hunters Point Units and the Company elects to acquire such Hunters Point Units in exchange for Class A Common Shares, pursuant to the terms of the limited liability company agreement of Hunters Point, then, concurrently with the exchange of such Hunters Point Units, a number of Class B Common Shares held by such holder equal to the number of Hunters Point Units that are exchanged shall be automatically, without further action by such holder, converted into Class A Common Shares at the rate of 0.0003 Class A Common Shares for each Class B Common Share. All such Class B Common Shares that shall have been automatically converted as herein provided shall be retired, and all rights of the holder with respect to such Class B Common Shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate. No fractional Class A Common Shares shall be issued upon conversion of Class B Common Shares. In lieu of any fractional Class A Common Shares to which the holder would otherwise be entitled, the Company shall pay to the holder cash equal to $3.82, multiplied by the number of such fractional Class A Common Shares.

(e) In addition to the Class A Common Shares and the Class B Common Shares Outstanding on the date hereof, and without the consent or approval of any Members, the Board of Directors may authorize the creation and issuance of additional Shares by the Company in one or more classes or series, with such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors and reflected in a document approved by the Board of Directors in compliance with Section 5.1 (each, a “Share Designation”). Without limiting the generality of the foregoing, a Share Designation of any class or series of Shares may provide that such Shares are (i) subject to redemption and if so, the time, manner and price of such redemption, (ii) entitled to receive distributions (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the distributions payable on any other class or series of Shares, as specified therein, (iii) entitled to rights upon the dissolution of the Company or upon any distribution of the assets of the Company, or (iv) convertible into, or exchangeable for, Shares of any other class or series of Shares at such price or prices or at such rates of exchange and with such adjustments, as specified therein. A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding.

(f) Subject to the rights granted pursuant to the Investor Rights Agreement, the Board of Directors may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III.

(g) Subject to the requirements of applicable Law, the Company shall have the power to purchase any class or series of Shares from such Persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of (i) the same number of Shares of such class or series from another Person or (ii) the same number of Shares of another class or series, and as otherwise permitted by Law.

(h) Upon the effectiveness of this Agreement, (i) the membership interests designated as “Class A Units” under the Existing Agreement are hereby automatically converted into Class A Common Shares, with each Class A Unit converted into one Class A Common Share, and (ii) the membership interests designated as “Class B Units” under the Existing Agreement are hereby terminated and cancelled.

Section 3.3 Certificates; Treatment Under the UCC.

(a) Upon the Company’s issuance of Shares of any class or series to any Person, the Company may, in its sole discretion, issue or cause to be issued one or more Certificates in the name of such Person evidencing the Shares being so issued. Any Certificates shall be executed on behalf of the Company by any two Officers. In the event that a Share is to be represented by a Certificate, no such Certificate shall be valid for any purpose until it has been countersigned by, and registered on the books of, the Transfer Agent; provided, however, that if the Board of Directors elects to issue Shares in global form, the Certificates representing such Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that such Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on the Certificate may be by facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates for any class or series of Shares shall be uniquely numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the Record Holder’s name and number and type of Shares.

(b) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of Shares represented by the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the Shares that are represented by the allegedly lost, destroyed or stolen Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the

Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3.3(b), the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

(c) The Company may, in its sole discretion, issue one or more uncertificated classes or series of Shares and may, with respect to any class or series of Shares (unless otherwise provided in the applicable Unit Designation), issue Certificates with respect to some Shares of such class or series and issue other Shares of such class or series on an uncertificated basis.

(d) The Company hereby irrevocably elects that all Units shall be “securities” governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware or analogous provisions in the Uniform Commercial Code as in effect in any other jurisdiction.

Section 3.4 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by Law or any rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Shares, as between the Company, on the one hand, and such other Person, on the other, such representative Person shall be deemed the Record Holder of such Shares.

Section 3.5 Registration and Transfer of Shares .

(a) The Officers shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares. The Company may from time to time appoint a bank, trust company or other person to act as registrar and transfer agent for the purpose of registering Common Shares and transfers of such Common Shares as herein provided. In the absence of manifest error, the register kept by or on behalf of the Company shall be conclusive as to the identity of the holders of Shares. With respect to certificated Shares issued by the Company, if any, upon surrender of a Certificate for registration of transfer of any Shares evidenced by such Certificate, the Company shall deliver, and in the case of certificated Common Shares, the Transfer Agent shall countersign and deliver, in the name of the Record Holder or the designated transferee or transferees, to the extent and as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 12.1.

(b) The Company shall not recognize any transfer of Shares until the transfer is registered on the books of the Transfer Agent; provided, that in the event that any Shares are represented by Certificates, no distributions shall be paid in respect of any such transferred certificated Shares until the Certificates evidencing such Shares are surrendered to the Transfer Agent. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate or the registration of any transfer, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) By acceptance of the transfer of any Share in accordance with this Article III or the issuance of any Share in accordance with this Agreement (including in a merger or consolidation pursuant to Article XI), each transferee of a Share (including any nominee holder or agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member or Additional Member with respect to the Shares so transferred or issued to such transferee or other recipient when any such transfer or admission is reflected in the books and records of the Company, without execution of this Agreement, (ii) shall be bound by the terms of this Agreement, without execution of this Agreement, (iii) shall become the Record Holder of the Shares so transferred or issued, (iv) grants powers of attorney to the Officers, the Directors and any Liquidator of the Company, as specified herein, and (v) makes the consents, acknowledgements and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(d) No transfer of a Share shall entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Member pursuant to Section 3.5(c).

Section 3.6 Restrictions on Transfer.

(a) A holder of Class B Common Shares shall not transfer Class B Common Shares to any Person, other than (i) as part of a concurrent transfer of an equal number of OP Units or Hunters Point Units if (A) such transfer is made to the same transferee, and (B) such transfer complies with the limited liability company agreement of the Operating Company or Hunters Point, as applicable, or (ii) with the prior written consent of the Company (which can be withheld in its sole discretion). Any transfer or purported transfer of any Class B Common Shares in violation of this Agreement shall be null and void ab initio. The Company may, as a condition to the transfer or the registration of transfer of Class B Common Shares, require the furnishing of such affidavits or other proof as it deems necessary to establish whether such transfer is permitted under this Agreement.

(b) Nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 3.7 Splits and Combinations.

(a) Subject to paragraphs (d) and (e) of this Section 3.7, the Company may make a pro rata distribution of Shares of any class or series to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series.

(b) Whenever such a distribution, subdivision or combination of Shares is declared, the Board of Directors shall select a date (the “Effective Date”) as of which the distribution, subdivision or combination shall be effective. Written notice of a distribution, subdivision or combination of Shares shall be given promptly, and in accordance with the rules of the New York Stock Exchange or any other National Securities Exchange on which Shares are then listed for trading, to each Record Holder as of a date selected by the Board of Directors. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) In the event that Certificates are issued, promptly following any such distribution, subdivision or combination, the Company may issue new Certificates to the Record Holders of Shares as of the applicable Effective Date representing the new number of Shares held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificates held by such Record Holder immediately prior to such Effective Date.

(d) The Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

(e) In the case of any subdivision or combination of Class A Common Shares (or Class B Common Shares), the Class B Common Shares (or the Class A Common Shares) shall also be subdivided or combined so that the number of Class A Common Shares and Class B Common Shares outstanding immediately following such subdivision or combination shall bear the same relationship to each other as did the number of Class A Common Shares and Class B Common Shares outstanding immediately prior to such subdivision or combination.

ARTICLE IV

DISTRIBUTIONS

Section 4.1 Distributions to Record Holders.

(a) Subject to the applicable provisions of the Delaware Act and the terms of any Share Designation, the Board of Directors may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets to the Members.

(b) If, at any time, a distribution of cash or other assets (other than distributions payable in Shares or other voting securities of the Company, or rights, options or warrants to purchase Shares or other voting securities of the Company or securities convertible into or exchangeable for Shares or other voting securities of the Company) is declared or paid on the Class A Common Shares or the Class B Common Shares, then a like distribution of cash or other assets shall also be concurrently declared or paid, as the case may be, on the other class of Common Shares in an amount per Class B Common Share equal to 0.0003 multiplied by the amount per Class A Common Share.

(c) If, at any time, a distribution payable in Class A Common Shares, or rights, options or warrants to purchase Class A Common Shares, or securities convertible into or exchangeable for Class A Common Shares is declared or paid on Class A Common Shares, then a like distribution payable in Class B Common Shares, or rights, options or warrants to purchase Class B Common Shares, or securities convertible into or exchangeable for Class B Common Shares, as the case may be, shall also be declared or paid on the Class B Common Shares in an equal amount per Share. If, at any time, a distribution payable in Class B Common Shares, or rights, options or warrants to purchase Class B Common Shares, or securities convertible into or exchangeable for Class B Common Shares is declared or paid on Class B Common Shares, then a like distribution payable in Class A Common Shares, or rights, options or warrants to purchase Class A Common Shares, or securities convertible into or exchangeable for Class A Common Shares, as the case may be, shall also be declared or paid on the Class A Common Shares in an equal amount per Share.

(d) Notwithstanding Section 4.1(a), in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

(e) Pursuant to Section 7.3, the Company is authorized to withhold from payments or other distributions to the Members, and to pay over to any U.S. federal, state or local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any other Law. All amounts withheld with respect to any payment or other distribution by the Company to the Members and paid over to any U.S., federal, state or local government or any non-U.S. taxing authority shall be treated as amounts paid to the Members with respect to which such amounts were withheld pursuant to this Section 4.1(e) or Section 8.3 for all purposes under this Agreement.

(f) Notwithstanding anything to the contrary in this Agreement, each distribution in respect of any Shares shall be made by the Company, directly or through the Transfer Agent or through any other Person, only to the Record Holder of such Shares as of the Record Date set for such distribution. Any distribution in accordance with the foregoing shall constitute full payment and satisfaction of any liability that the Company might have in respect of such distribution, regardless of any claim of any Person who may have an interest in such distribution by reason of an assignment or otherwise.

ARTICLE V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1 Power and Authority of Board of Directors.

(a) Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board of Directors”). As provided in Section 5.17, the Board of Directors shall have the power and authority to appoint Officers. The Directors and Officers shall constitute “managers,” within the meaning of the Delaware Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Shares, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Company or its assets;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger, consolidation or other combination of the Company with or into another Person, or the conversion of the Company into a corporation or other entity (subject, however, to any prior approval of Members that may be required by this Agreement);

(iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and its Subsidiaries; the lending of funds to other Persons (including other Group Members); the repayment of obligations of the Company and its Subsidiaries; and the making of capital contributions to any Member of the Company or any of its Subsidiaries;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(vi) the declaration and payment of distributions of cash or other assets to Members;

(vii) the selection and dismissal of officers, employees, agents, outside attorneys, accountants, advisors, consultants and contractors and the determination of their compensation and other terms of employment or hiring, and the creation and operation of employee benefit plans, employee programs and employee practices;

(viii) the maintenance of insurance for the benefit of the Company Group and the Indemnified Persons;

(ix) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by Law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such National Securities Exchange;

(xiii) the issuance, sale or other disposition, and the purchase or other acquisition, of Shares or options, rights, warrants or appreciation rights relating to Shares;

(xiv) the undertaking of any action in connection with the Company’s interest or participation in any Group Member;

(xv) the registration under the Securities Act and any other applicable securities laws of any offer, issuance, sale or resale of Shares or other securities issued or to be issued by the Company (including any resale of Shares or other securities by Members or other securityholders);

(xvi) the filing of a petition under any bankruptcy, insolvency or similar Law;

(xvii) the execution and delivery of agreements with Affiliates of the Company to render services to a Group Member; and

(xviii) the undertaking, without Member approval, of a conversion, merger or conveyance in accordance with Section 10.3(d).

Section 5.2 Number, Qualification, Term and Election of Directors.

(a) The Board of Directors shall consist of not less than three (3) nor more than thirteen (13) members, the exact number of which shall be determined from time to time by the Board of Directors, subject to the rights granted pursuant to the Investor Rights Agreement.

(b) The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. The initial Class I Directors shall be Joshua Kirkham and Daniel Pine; the initial Class II Directors shall be Jonathan Jaffe and Michael Winer; and the initial Class III Directors shall be Emile Haddad, Evan Carruthers and Derek Thomas. The term of the initial Class I Directors shall terminate on the date of the first annual meeting of Members following the date of this Agreement; the term of the initial Class II Directors shall terminate on the date of the second annual meeting of Members following the date of this Agreement; and the term of the initial Class III Directors shall terminate on the date of the third annual meeting of Members following the date of this Agreement. At each annual meeting of Members, successors to the class of Directors whose term expires at that annual meeting shall be elected for a term ending on the date of the third succeeding annual meeting. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

(c) Except as provided in Section 5.3, Directors shall be elected by a plurality of the votes cast at each annual meeting of Members, and each Director so elected shall hold office until the date of the third succeeding annual meeting of Members and until such Director’s successor is duly elected and qualified, or until such Director’s earlier death, resignation or removal. Directors need not be Members.

Section 5.3 Vacancies. Subject to the rights granted pursuant to the Voting and Standstill Agreement, any vacancy on the Board of Directors that results from an increase in the number of Directors may only be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may only be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

Section 5.4 Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the President, or by any Director. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or any Director serving on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each Director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the Person or Persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.5 Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a Director chosen by a majority of the Directors present, shall act as chairman. Except as provided below, the Secretary of the Company shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any Person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any Person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Company may, but need not if such committee so elects, serve in such capacity.

Section 5.6 Resignations and Removals of Directors. Any Director may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Company and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable Law and subject to the rights of any Share Designation and any rights granted pursuant to the Voting and Standstill Agreement, any Director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of a Share Majority. Any Director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 5.7 Quorum. Except as otherwise required by applicable Law or any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the total number of Directors in office or a majority of the Directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business. The act of a majority of the Directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for that meeting.

Section 5.8 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in Section 11.13(b) shall be eligible for election as Directors of the Company, except as may be otherwise provided in any Share Designation with respect to the right of Members of any class or series of Shares to nominate and elect a specified number of Directors in certain circumstances.

Section 5.9 Actions of the Board by Written Consent. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5.10 Meeting by Means of Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.10 shall constitute presence in person at such meeting.

Section 5.11 Committees. The Board of Directors may by resolution from time to time designate one (1) or more committees, each committee to consist of one (1) or more Directors of the Company. Each member of a committee must meet the requirements for membership, if any, imposed by applicable Law and any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to applicable Law and any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by applicable Law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article V, the resolution of the Board of Directors establishing any committee of the Board of Directors or the charter of any such committee may establish requirements or procedures relating to the governance or operation of such committee that are different from, or in addition to, those set forth in this Agreement and, to the extent that there is any inconsistency between this Agreement and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 5.12 Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof or a stated salary for service as a Director, payable in cash or securities. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Chairpersons or members of special or standing committees may be allowed like compensation for such service.

Section 5.13 Duties of Officers and Directors.

(a) Except as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers and Directors shall be the duty of care and the duty of loyalty owed to a corporation organized under the DGCL by its officers and directors, respectively, and (ii) the duty of care and the duty of loyalty owed to the Members by the Officers and Directors shall be the same as the duty of care and the duty of loyalty owed to the stockholders of a corporation under the DGCL by its officers and directors, respectively.

(b) Except as expressly set forth in this Agreement, including Section 5.13(a), to the fullest extent permitted by applicable Law, no Director, Officer or other Indemnified Person shall have any liabilities or duties, including fiduciary duties, to the Company, any Member or any other Person bound by this Agreement.

(c) Notwithstanding any other provision of this Agreement or any applicable provision of Law or equity, whenever in this Agreement or any other agreement contemplated hereby or otherwise the Board of Directors, the Company or an Affiliate of the Company is permitted or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then, to the fullest extent permitted by Law, the Board of Directors, the Company or such Affiliate, as the case may be, may make such decision in its sole discretion (regardless of whether the reference is to “sole discretion” or to “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or the Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other Law or in equity, but in all circumstances shall exercise such discretion in good faith. For purposes of this Agreement or any activity related to the business or affairs of the Company, any Person acting on behalf of the Company, or the Board of Directors, as the case may be, shall be conclusively presumed to be acting in good faith if such Person (or, in the case of the Board of Directors, a majority of the Directors participating in the decision) subjectively believe(s) that the decision made or not made is in or not opposed to the best interests of the Company.

(d) The Board of Directors shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the duly authorized Officers, and the Board of Directors shall not be responsible for the misconduct or negligence on the part of any such Officer.

Section 5.14 Exculpation and Indemnification.

(a) No Director or Officer shall be liable to the Company, the Members, or any other Persons who have acquired interests in Company securities, for monetary damages for breach of duties (including breach of fiduciary duties), except that a Director or Officer may be liable if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, (i) such Director or Officer breached his or her duty of loyalty to the Company or the Members, or (ii) such Director or Officer committed an act or omission not in good faith or which involved intentional misconduct or a knowing violation of law. No Indemnified Person other than a Director or Officer shall have any duties or obligations hereunder to the Company, the Members, or any other Persons who have acquired interests in Company securities.

(b) All Indemnified Persons shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnified Person whether arising from acts or omissions to act occurring before or after the date of this Agreement; provided, however, that the Indemnified Person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnified Person is seeking indemnification pursuant to this Section 5.14, the Indemnified Person (i) breached his or her duty of loyalty to the Company or the Members, or (ii) did not act in good faith or engaged in intentional misconduct or a knowing violation of law. Notwithstanding the preceding sentence, except as otherwise provided in Section 5.14(d), the Company shall be required to indemnify a Person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such Person only if the commencement of such action, suit or proceeding (or part thereof) by such Person was authorized by the Board of Directors in its sole discretion.

(c) Expenses (including legal fees and expenses) incurred by an Indemnified Person in appearing at, participating in or defending any indemnifiable claim, demand, action, suit or proceeding pursuant to Section 5.14(b) shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnified Person is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnified Peron to repay such amount if it ultimately shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to this Section 5.14. Notwithstanding the immediately preceding sentence, except as otherwise provided in Section 5.14(d), the Company shall be required to advance expenses to an Indemnified Person pursuant to the immediately preceding sentence in connection with any action, suit or proceeding (or part thereof) commenced by such Person only if the commencement of such action, suit or proceeding (or part thereof) by such Person was authorized by the Board of Directors in its sole discretion.

(d) If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 5.14 is not paid in full within thirty (30) days after a written claim therefor by an Indemnified Person has been received by the Company, such Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees.

(e) The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.14 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, vote of Members or disinterested Directors or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity.

(f) The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against such Person and incurred by such Indemnified Person in any capacity in which such Indemnified Person is entitled to indemnification hereunder, or arising out of such Indemnified Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Indemnified Person against such liability under the provisions of this Section 5.14.

(g) This Section 5.14 shall not limit the right of the Company, to the extent and in the manner permitted by applicable Law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of Persons other than Indemnified Persons.

(h) Each Director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company, or committees of the Board of Directors, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors) as to matters that the Director reasonably believes are within such Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Any action taken or omitted to be taken in reliance upon the opinion or advice (including an Opinion of Counsel) of such Persons shall be conclusively presumed to have been taken or omitted in good faith. The Directors and Officers may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document presented to the Board of Directors and believed by such Director or Officer to be genuine and to have been signed or presented by the appropriate party or parties.

(i) An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.14 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was not otherwise prohibited by the terms of this Agreement.

(j) The provisions of this Section 5.14 are for the benefit of the Indemnified Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(k) Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.14, to the maximum extent permitted by Law.

(l) Any indemnification pursuant to this Section 5.14 shall be made only out of the assets of the Company. In no event may an Indemnified Person subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(m) No amendment, modification or repeal of this Section 5.14 or any other provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to receive indemnification and advancement of expenses from the Company, nor the obligations of the Company to indemnify, or advance the expenses of, any such Indemnitee under and in accordance with the provisions of this Section 5.14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.15 Resolution of Conflicts of Interest; Interested Directors.

(a) Unless otherwise expressly provided in this Agreement, whenever an actual or potential conflict of interest exists or arises between one or more Directors or their respective Affiliates, on the one hand, and the Company or any Group Member, on the other, any resolution or course of action determined or approved by the Board of Directors, or a committee of the Board of Directors, in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein or of any duty stated or implied by Law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of holders of Outstanding Voting Shares representing a majority of the total votes that may be cast by all Outstanding Voting Shares in the election of Directors that are held by disinterested parties, (iii) on terms no less favorable to the Company or any Group Member, as applicable, than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Company taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company or Group Member, as applicable). The Board of Directors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution pursuant to clause (i) of the preceding sentence or the approval of the disinterested holders of Outstanding Voting Shares pursuant to clause (ii) of the preceding sentence, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval or the approval of the disinterested holders of Outstanding Voting Shares. Failure to seek Special Approval or the approval of the disinterested holders of Outstanding Voting Shares shall not be deemed to indicate that a conflict of interest exists or that Special Approval or the approval of the disinterested holders of Outstanding Voting Shares could not have been obtained. If the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clause (iii) or (iv) above, then it shall be presumed that, in making its determination, the Board of Directors acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such determination, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the draft registration statement on Form S-11 submitted by the Company with the Commission on December 18, 2015, or otherwise approved by the Company prior to the date of this Agreement, are hereby approved by the Company and none of them shall constitute a breach of this Agreement or of any duty (fiduciary or other) otherwise existing at law, in equity or otherwise.

(b) The Members hereby authorize the Board of Directors or a duly authorized committee of the Board of Directors, on behalf of the Company, in its capacity as a partner or member of a Group Member, to approve of actions with respect to such Group Member similar to those actions permitted to be taken by the Board of Directors pursuant to this Section 5.15.

(c) No contract or transaction between the Company and one or more of its Directors or Officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such Director’s or Officer’s vote is counted for such purpose if: (i) the material facts as to the Director’s or Officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director’s or Officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved by vote of the Members; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the Members. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 5.16 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers to file amendments to and restatements of the Certificate of Formation (including the amendment referred to in the recitals contained in this Agreement) and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such Officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 5.17 Officers.

(a) The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a Director), and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Such Persons so designated by the Board of Directors shall be referred to as “Officers.” Any number of offices may be held by the same Person, unless otherwise prohibited by the Delaware Act or this Agreement. The Officers need not be Members nor, except in the case of the Chairman of the Board of Directors, need such officers be Directors of the Company.

(b) The Board of Directors, at its first meeting after every annual meeting of Members and as necessary to fill vacancies, shall elect the Officers who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Each Officer shall hold office until such Officer’s successor is elected and qualified, or until such Officer’s earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Company. Any Officer, agent or employee of the Company may be removed at any time with or without cause by the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors. The salaries of all Officers shall be fixed by the Board of Directors (or an appropriately authorized committee thereof).

(c) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of Members and of the Board of Directors. If so designated by the Board of Directors, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Company and, except where by Law the signature of the

President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be designated in accordance with this Agreement or assigned by the Board of Directors.

(d) The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute all bonds, mortgages, contracts and other instruments of the Company. In addition to the President, other Officers of the Company may execute documents on behalf of the Company when so authorized by this Agreement, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of Members and, provided the President is also a Director, the Board of Directors. Unless the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Company. The President shall also perform such other duties and may exercise such other powers as may from time to time be designated in accordance with this Agreement or assigned by the Board of Directors. As of the date hereof, Emile Haddad shall be the President, the Chief Executive Officer and the Chairman of the Board of Directors of the Company.

(e) At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

(f) The Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Company, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Company.

(g) The Secretary shall attend all meetings of the Board of Directors and all meetings of Members and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of Members and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of Members and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by Law to be kept or filed are properly kept or filed, as the case may be.

(h) Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Company, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Company.

(i) Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

(j) Such other Officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any Officer the power to choose such other Officers and to prescribe their respective duties and powers.

(k) Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chairman, the President or any Vice President or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of securityholders of any corporation or other entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other Person or Persons.

Section 5.18 Business Opportunities and Non-Employee Directors.

(a) The Company recognizes and anticipates that members of the Board of Directors who are not Officers or employees of the Company (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage.

(b) None of the Non-Employee Directors or their respective Affiliates (collectively, the “Identified Persons” and, individually, an “Identified Person”) shall have any duty to refrain from directly or indirectly (i) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (ii) otherwise competing with the Company or any of its Affiliates. The Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be available to an Identified Person and the Company or any of its Affiliates, except as provided in Section 5.18(c). Subject to Section 5.18(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be available to it, her or him and the Company or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates.

(c) The Company does not renounce its interest in any business opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Person solely in his or her capacity as a Director, and the provisions of the immediately preceding paragraph shall not apply to any such business opportunity.

(d) Except as set forth in Section 5.18(c): (i) each Identified Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Company or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the Company or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to the Company or any Group Member or any Member; (ii) the Identified Persons shall have no obligation under this Agreement or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to the Company or any Group Member; and (iii) neither the doctrine of “corporate opportunity” nor any analogous doctrine shall apply to any Identified Person.

(e) Each Member shall be deemed to have notice of and to have consented to the provisions of this Section 5.18.

Section 5.19 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by this Agreement, or by the Board of Directors to act on behalf of and in the name of the Company, has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if the Board of Directors or the Officer were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against any Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any dealing. In no event shall any Person dealing with the Board of Directors or any Officer be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Board of Directors or any Officer. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any Officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1 Records and Accounting. The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The Company shall maintain books and records, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. Section 18-305(a) of the Delaware Act shall not apply to the Company and no Member shall have any rights thereunder.

Section 6.2 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Company shall be a calendar year ending December 31.

Section 6.3 Reports.

(a) The Company shall use its commercially reasonable efforts to mail or make available to each Record Holder of a Share, as of a date selected by the Board of Directors, within 120 days after the close of each fiscal year, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors or a committee of the Board of Directors that has been delegated such authority by the Board of Directors.

(b) The Company shall use its commercially reasonable efforts to mail or make available to each Record Holder of a Share, as of a date selected by the Board of Directors, within 90 days after the close of each fiscal quarter except the last fiscal quarter of each fiscal year, a report containing unaudited financial statements of the Company and such other information as may be required by applicable Law or any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

(c) The Company shall be deemed to have made a report available to each Record Holder of a Share as required by this Section 6.3 if it has (i) made such report available on any publicly available website maintained by or on behalf of the Company or (ii) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) and such report is publicly available on such system.

ARTICLE VII

TAX MATTERS

Section 7.1 Tax Returns and Information. The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and its fiscal year.

Section 7.2 Tax Elections.

(a) The Company has made an election under Treasury Regulation Section 301.7701-3(c) to be classified as an association taxable as a corporation for U.S. federal tax purposes. The Company shall not revoke or change the Company’s election to be classified as an association taxable as a corporation for U.S. federal tax purposes without receiving the affirmative vote or consent of the holders of a Share Majority.

(b) Except as otherwise provided herein, the Board of Directors or the principal financial officer shall determine whether the Company should make any other elections permitted by the Code.

Section 7.3 Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. Law, including pursuant to Sections 1441, 1442 and 1445 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from a distribution to any Member, the Board of Directors may treat the amount withheld as having been paid to such Member.

ARTICLE VIII

DISSOLUTION AND LIQUIDATION

Section 8.1 Dissolution. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up:

(a) upon an election to dissolve the Company by the Board of Directors that is approved by the holders of a Share Majority;

(b) upon the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(c) at any time when there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 8.2 Liquidator. Upon dissolution of the Company, the Board of Directors shall select one or more Persons (which may be the Board of Directors or a Member) to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of a Share Majority. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without fifteen (15) days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Share Majority. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by holders of a Share Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 8.3 Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value as determined by the Board of Directors or the Liquidator in its sole discretion, and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable period of time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b) Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts owed to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it deems appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Share Designation, all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed ratably to the Record Holders of Common Shares, allocated among them in proportion to the number of Shares held by them; provided, however, that the amount distributed with respect to each Class B Common Share shall be equal to 0.0003 multiplied by the amount distributed with respect to each Class A Common Share.

Section 8.4 Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5 Return of Contributions. Neither any Director nor any Officer shall be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of any capital contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6 Waiver of Partition. To the maximum extent permitted by Law, each Member hereby waives any right to partition of the Company property.

ARTICLE IX

AMENDMENT OF AGREEMENT

Section 9.1 Amendments to be Adopted Solely by the Board of Directors.

(a) Subject to the rights granted pursuant to the Investor Rights Agreement, the Board of Directors, without the approval of any Member or any other Person, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith; provided, however, that:

(i) the affirmative vote of a Share Majority shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Agreement inconsistent with the purpose and intent of, Section 3.1(c), Section 3.1(f), Section 3.2(c), Section 3.2(d), Section 3.6(a), Section 3.7(e), Section 4.1(b), Section 4.1(c), Section 5.13(a), Section 7.2(a), Section 8.1(a), Section 8.3(c), Section 9.1, Section 9.3(c), Section 10.3(b), Section 10.3(f), Section 10.3(g), Section 11.5(b) and Section 11.5(c);

(ii) the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the Outstanding Voting Shares shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Agreement inconsistent with the purpose and intent of, Section 5.2(b), Section 5.3, Section 5.6, Section 11.1(e), Section 11.10 and Section 12.9; and

(iii) the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Directors present at any meeting at which there is a quorum shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Agreement inconsistent with the purpose and intent of, Section 5.2(a).

(b) Notwithstanding anything else contained in this Agreement, following the termination of the Investor Rights Agreement or the Voting and Standstill Agreement, the Board of Directors, without the approval of any Member or any other Person, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to remove references to the Investor Rights Agreement or the Voting and Standstill Agreement, as the case may be.

Section 9.2 Amendment Procedures. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors and, except as provided in Section 9.1 or Section 10.5, shall be effective upon approval by a Share Majority, unless a greater percentage is required under this Agreement or the Delaware Act. Each proposed amendment that requires the approval of the holders of a Share Majority shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall (a) call a special meeting of Members entitled to vote in respect thereof for the consideration of such amendment or (b) direct that the amendment proposed be considered at the next annual meeting of Members. Such special or annual meeting shall be called and held in accordance with Article XI of this Agreement.

Section 9.3 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 9.1 and 9.2, no provision of this Agreement that provides any Member with the right to approve any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of eliminating or reducing such approval right unless such amendment is approved by the affirmative vote of holders of Outstanding Voting Shares whose aggregate Outstanding Voting Shares constitute not less than the voting requirement for such action.

(b) Notwithstanding the provisions of Sections 9.1 and 9.2, no amendment to this Agreement may enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 9.3(c).

(c) In addition to any other vote required by this Agreement or by applicable Law, the holders of Class A Common Shares and Class B Common Shares shall each be entitled to vote separately as a class only with respect to amendments to this Agreement that alter or change the relative rights, preferences, qualifications, limitations or restrictions of the shares of such class so as to affect them adversely relative to the other class. The holders of Class A Common Shares and Class B Common Shares shall not be entitled to vote as separate classes with respect to any amendments to this Agreement that have the same effect on both such classes. The issuance by the Company of securities having rights superior to those of Outstanding Shares or Shares having a dilutive effect on Outstanding Shares shall not be deemed to adversely affect the rights, preferences, qualifications, limitations or restrictions of any class or series of Shares relative to other classes or series of Shares.

ARTICLE X

MERGER, CONSOLIDATION OR CONVERSION

Section 10.1 Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (a “Merger Agreement”) or a written plan of conversion (a “Plan of Conversion”), as the case may be, in accordance with this Article X.

Section 10.2 Procedure for Merger, Consolidation or Conversion. Merger, consolidation or conversion of the Company pursuant to this Article X requires the prior approval of the Board of Directors.

(a) If the Board of Directors shall determine in its sole discretion to consent to a merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation, limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or consolidation pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement; provided, that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed no later than the time of the filing of such certificate or the time stated therein; and

(vii) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines in its sole discretion to be necessary or appropriate.

(b) If the Board of Directors shall determine to consent to a conversion of the Company into a corporation or other legal entity, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 10.3 Approval by Members of Merger, Consolidation or Conversion or Sale of All or Substantially All of the Company’s Assets.

(a) Except as provided in Section 10.3(d), the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion and the merger, consolidation or conversion contemplated thereby shall direct that the Merger Agreement or Plan of Conversion, as applicable, be submitted to a vote of Members, whether at an annual meeting or a special meeting, in either case, in accordance with the requirements of Article IX. A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the notice of meeting.

(b) Except as provided in Section 10.3(d), the Merger Agreement or Plan of Conversion and the merger or consolidation contemplated thereby shall be approved upon receiving the affirmative vote of a Share Majority, as well as any other shareholder approval required by the Merger Agreement or Plan of Conversion unless the Merger Agreement or Plan of Conversion, as applicable, contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Voting Shares or of any class or series of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or Plan of Conversion, as applicable, and the merger, consolidation or conversion contemplated thereby.

(c) Except as provided in Section 10.3(d), after such approval by vote of the Members, and at any time prior to the filing of the certificate of merger, consolidation or conversion pursuant to Section 10.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d) Notwithstanding anything else contained in this Article X or in this Agreement, the Board of Directors is hereby authorized, without Member approval, to (i) convert the Company into a different limited liability entity (which may include a corporation or any other limited liability entity) incorporated or organized under the laws of the United States or any state thereof, or (ii) merge the Company into, or convey all of the Company’s assets to, another limited liability entity (which may include a corporation or any other limited liability entity) incorporated or organized under the laws of the United States or any state thereof, which entity, in the case of a merger or conveyance under this clause (ii) shall be newly formed and shall have no material assets, liabilities or operations immediately prior to the effective time of such merger or conveyance if, in either case, (A) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member, (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity that is taxable as a corporation for U.S. federal income tax purposes (which may include a corporation or any other limited liability entity) incorporated or organized under the laws of the United States or any state thereof, and (C) the governing instruments of the converted or new entity provide the Members and the Board of Directors with substantially the same rights and obligations as are herein contained.

(e) Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article X, a sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or any other similar transaction or event.

(f) The Board of Directors may not cause the Company to sell, exchange or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, or approve on behalf of the Company any such sale, exchange or other disposition, without receiving the affirmative vote or consent of the holders of a Share Majority; provided, however, that the foregoing will not limit the ability of the Board of Directors to authorize the Company to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company without the approval of any Member.

(g) Each merger, consolidation or conversion approved pursuant to this Article X shall provide that the holders of Class A Common Shares and Class B Common Shares shall be entitled to receive the same type of consideration, and the holders of Class B Common Shares shall be entitled to receive consideration in an amount per Class B Common Share equal to 0.0003 multiplied by the consideration per Class A Common Share.

Section 10.4 Certificate of Merger, Conversion or Consolidation. Upon the required approval by the Board of Directors and the Members of a Merger Agreement or a Plan of Conversion and the merger, consolidation or conversion contemplated thereby, a certificate of merger, conversion or consolidation may be executed and filed with the Secretary of State of the State of Delaware and any other applicable Governmental Entity in conformity with the requirements of the Delaware Act and other applicable Law.

Section 10.5 Amendment of Operating Agreement. Pursuant to Section 18-209(f) of the Delaware Act, and notwithstanding Article IX hereof, an agreement of merger or consolidation approved in accordance with this Article X, including a merger or consolidation approved by the Board of Directors in accordance with Section 10.3(d), may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 10.5 shall be effective at the effective time or date of the merger or consolidation.

Section 10.6 Effect of Merger or Consolidation.

(a) At the effective time of the merger or consolidation:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) It is the intent of the parties hereto that a merger or consolidation effected pursuant to this Article X shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 10.7 Business Combinations With Interested Shareholders. Notwithstanding any other provision of this Agreement, with respect to any “Business Combination” (as such term is defined in Section 203 of the DGCL), involving the Company, the provisions of Section 203 of the DGCL shall be deemed to apply with respect to the Company as though the Company were a Delaware corporation and as though the Common Shares were voting stock of the Company.

ARTICLE XI

MEMBER MEETINGS

Section 11.1 Member Meetings.

(a) All acts of Members to be taken hereunder shall be taken in the manner provided in this Article XI. Meetings of the Members for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

(b) An annual meeting of Members for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall specify. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting, provided that the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, to provide such Members or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such Members or proxyholders.

(c) A failure to hold the annual meeting of Members at the designated time or to elect a sufficient number of Directors to conduct the business of the Company shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting for a period of thirty (30) days after the date designated for the annual meeting, or if no date has been designated (i) in the case of the first annual meeting after the date of this Agreement, no later than December 31, 2019, or (ii) in the case of any subsequent annual meeting, within thirteen (13) months after the date of the last annual meeting, it is the intent of the parties that the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any Member or Director. The presence at a meeting of holders of a majority of the Outstanding Voting Shares entitled to vote at such meeting, either in person or by proxy, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of this Agreement to the contrary. The Delaware Court of Chancery may issue such orders as may be appropriate, including orders designating the time and place of such meeting, the Record Date for determination of Members entitled to vote, and the form of notice of such meeting.

(d) The Board of Directors, in its discretion, or the Officer presiding at a meeting of Members, in such Officer’s discretion, may require that any votes cast at such meeting shall by cast by written ballots.

(e) Unless otherwise required by Law, special meetings of Members, for any purpose or purposes, may be called by either the Chairman of the Board of Directors, if there be one, or the President, and shall be called by any such Officer at the request in writing of (i) holders of at least a Share Majority, (ii) the Board of Directors or (iii) a committee of the Board of Directors that has been duly designated by the Board of Directors and has been authorized by the Board Directors to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of Members, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 11.2 Notice. Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by Law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Member entitled to notice of and to vote at such meeting

Section 11.3 Adjournments. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new Record Date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 11.2 shall be given to each Record Holder entitled to notice of and to vote at the adjourned meeting.

Section 11.4 Quorum. Unless otherwise required by applicable Law, the holders of a majority of the Outstanding Voting Shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of Members for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of Members, the chairman of the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 11.3, until a quorum shall be present or represented.

Section 11.5 Voting.

(a) All matters (other than the election of Directors) submitted to Members for approval shall be determined by a majority of the votes cast affirmatively or negatively by Members holding Outstanding Voting Shares, voting as a single class, unless a greater percentage is required with respect to such matter under the Delaware Act, under any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Voting Shares that in the aggregate represent at least such greater percentage shall be required. Such votes may be cast in person or by proxy as provided in Section 11.6. The Board of Directors, in its discretion, or the Officer of the Company presiding at a meeting of Members, in such Officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) Except as otherwise expressly required by Law or provided in this Agreement, and subject to any voting rights provided in any Share Designation, the holders of any outstanding Class A Common Shares and the holders of any outstanding Class B Common Shares shall vote together as a single class on all matters with respect to which Members are entitled to vote under applicable Law, this Agreement or upon which a vote of Members is otherwise duly called for by the Company.

(c) At each annual or special meeting of Members, (i) each Record Holder of Class A Common Shares on the relevant Record Date shall be entitled to cast one (1) vote in person or by proxy for each Class A Common Share standing in such holder’s name on the register of the Company, and (ii) each Record Holder of Class B Common Shares on the relevant Record Date shall be entitled to cast one (1) vote in person or by proxy for each Class B Common Share standing in such holder’s name on the register of the Company; provided, however, that the aggregate number of votes that any Record Holder of Class B Common Shares shall be entitled to cast in respect of their Class B Common Shares shall not exceed the aggregate number of OP Units and Hunters Point Units owned by such Record Holder (as indicated in the register of the Operating Company or Hunters Point, as applicable). Neither the holders of Class A Common Shares nor the holders of Class B Common Shares shall have cumulative voting rights.

(d) Directors shall be elected by a plurality of the votes cast for a particular position.

(e) Notwithstanding anything else contained in this Agreement, no Member shall have a right to vote on or approve a conversion, merger or conveyance approved by the Board of Directors pursuant to Section 10.3(d), unless the Board of Directors, in its sole discretion, elects to submit the matter to the Members for their approval.

Section 11.6 Proxies.

(a) Each Member entitled to vote at a meeting of Members may authorize another Person or Persons to act for such Member as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a Member may authorize another person or persons to act for such Member as proxy, the following shall constitute a valid means by which a Member may grant such authority:

(i) A Member may execute a writing authorizing another person or persons to act for such Member as proxy. Execution may be accomplished by the Member or such Member’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A Member may authorize another person or persons to act for such Member as proxy by transmitting or authorizing the transmission of a telegram or cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Member. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(b) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Member may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(c) With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL, as though the Company were a Delaware corporation and as though the Members were stockholders of a Delaware corporation.

Section 11.7 List of Members Entitled to Vote. The Officer who has charge of the register of the Company shall prepare and make, at least ten (10) days before every meeting of Members, a complete list of Members entitled to vote at the meeting, arranged in alphabetical order for each class or series of Shares and showing the address of each such Member and the number of Outstanding Voting Shares registered in the name of such Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Members. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

Section 11.8 Record Date.

(a) In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board of Directors, and which Record Date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no Record Date is fixed by the Board of Directors, the Record Date for determining Members entitled to notice of or to vote at a meeting of Member shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Record Holders entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

(b) Only those Record Holders of Outstanding Voting Shares on the Record Date set pursuant to this Section 11.8 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Voting Shares have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Voting Shares shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Voting Shares on such Record Date.

Section 11.9 Register. The register shall be the only evidence as to who are the Members entitled to examine the list required by Section 11.7, or to vote in person or by proxy at any meeting of the Members.

Section 11.10 No Action By Written Consent. Any action required or permitted to be taken by the Members must be effected at a duly called annual meeting or special meeting of Members, and the ability of the Members to consent in writing to the taking of any action is hereby specifically denied.

Section 11.11 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of Members as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of Members shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to Record Holders, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 11.12 Inspectors of Election. In advance of any meeting of Members, the Board of Directors, by resolution, the Chairman of the Board of Directors or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other Persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable Law, inspectors may be officers, employees or agents of the Company. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by Law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable Law.

Section 11.13 Nature of Business at Meeting of Members.

(a) Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 11.14) may be transacted at an annual meeting of Members as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any Member (A) who is a Record Holder of Common Shares on the date of the giving of the notice provided for in this Section 11.13 and on the Record Date for the determination of Members entitled to notice of and to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 11.13.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a Member’s notice to the Secretary must be delivered to or be mailed and received at the principal offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of Members; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Member in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(d) To be in proper written form, a Member’s notice to the Secretary must set forth the following information: (i) as to each matter such Member proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend this Agreement, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, and (ii) as to the Member giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such Person; (B) (I) the class or series and number of all Shares which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (II) the name of each nominee holder of Shares owned beneficially but not of record by such Person or any Affiliates or associates of such Person, and the number of such Shares held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares; (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such Person, or any Affiliates or associates of such Person, and any other Person or Persons (including their names) in connection with or relating to (I) the Company or (II) the proposal, including any material interest in, or anticipated benefit from the proposal to such Person, or any Affiliates or associates of such Person; (D) a representation that the Member giving notice intends to appear in Person or by proxy at the annual meeting to bring such business before the meeting; and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the annual meeting pursuant to Section 14 of the Exchange Act.

(e) A Member providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11.13 shall be true and correct as of the Record Date for determining the Members entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal offices of the Company not later than five (5) business days after the Record Date for determining the Members entitled to receive notice of the annual meeting.

(f) No business shall be conducted at the annual meeting of Members except business brought before the annual meeting in accordance with the procedures set forth in this Section 11.13; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11.13 shall be deemed to preclude discussion by any Member of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g) Nothing contained in this Section 11.13 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of Law).

Section 11.14 Nomination of Directors.

(a) Only Persons who are nominated in accordance with the following procedures shall be eligible for election as Directors, except as may be otherwise provided in any Share Designation with respect to the right of holders of Preferred Shares to nominate and elect a specified number of Directors in certain circumstances. Nominations of Persons for election to the Board of Directors may be made at any annual meeting of Members, or at any special meeting of Members called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any Member (A) who is a Record Holder on the date of the giving of the notice provided for in this Section 11.14 and on the Record Date for the determination of Members entitled to notice of and to vote at such annual meeting or special meeting of Members and (B) who complies with the notice procedures set forth in this Section 11.14.

(b) In addition to any other applicable requirements, for a nomination to be made by a Member, such Member must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a Member’s notice to the Secretary must be delivered to or be mailed and received at the principal offices of the Company (i) in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of Members; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Member in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of Members called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing Directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

(d) To be in proper written form, a Member’s notice to the Secretary must set forth the following information: (i) as to each Person whom the Member proposes to nominate for election as a Director (A) the name, age, business address and residence address of such Person, (B) the principal occupation or employment of such Person, (C) (I) the class or series and number of all Share which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (II) the name of each nominee holder of Shares owned beneficially but not of record by such Person, or any Affiliates or associates of such Person, and the number of such Shares held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares, (D) such Person’s written representation and agreement that such Person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person or entity as to how such Person, if elected as a Director, will act or vote on any issue or question, (II) is not and will not become a party to any agreement, arrangement or understanding with any Person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company in such representation and agreement and (III) in such Person’s individual capacity, would be in compliance, if elected as a Director, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and Share ownership and trading policies and guidelines of the Company and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the Member giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the Member giving the notice and the name and principal place of business of such beneficial owner; (B) (I) the class or series and number of all Shares which are owned beneficially or of record by such Person, or any Affiliates or associates of such Person, (II) the name of each nominee holder of Shares owned beneficially but not of record by such Person or any Affiliates or associates of such Person, and the number of Shares held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Person, or any Affiliates or associates of such Person, with respect to Shares and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Person, or any Affiliates or associates of such Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of Share price changes for, such Person, or any Affiliates or associates of such Person, or to increase or decrease the voting power or pecuniary or economic interest of such Person, or any Affiliates or associates of such Person, with respect to Shares; (C) a description of (I) all agreements, arrangements, or understandings (whether written or oral) between such Person, or any Affiliates or associates of such Person, and any proposed nominee for election as a Director, or any Affiliates or associates of such proposed nominee, (II) all agreements, arrangements, or understandings (whether written or oral) between such Person, or any Affiliates or associates of such Person, and any other Person or Persons (including their names) pursuant to which the nomination(s) are being made by such Person, or otherwise relating to the Company or their ownership of Shares, and (III) any material interest of such Person, or any Affiliates or associates of such Person, in such nomination, including any anticipated benefit therefrom to such Person, or any Affiliates or associates of such Person; (D) a representation that the Member giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the Persons named in its notice; and (E) any other information relating to such Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of Directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

(e) A Member providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11.14 shall be true and correct as of the Record Date for determining the Members entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal offices of the Company not later than five (5) business days after the Record Date for determining the Members entitled to receive notice of such annual meeting or special meeting.

(f) No Person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 11.14. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member, any Director or member of any committee under this Agreement shall be in writing and may be given by mail, addressed to such Director, member of a committee or Member, at such Person’s address as it appears on the records of the Transfer Agent or as otherwise shown on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the

Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 12.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Without limiting the manner by which notice otherwise may be given effectively to Members, any notice to Members given by the Company under applicable Law or this Agreement shall be effective if given by a form of electronic transmission if consented to by the Member to whom the notice is given. Any such consent shall be revocable by the Member by written notice to the Company. Any such consent shall be deemed to be revoked if (a) the Company is unable to deliver by electronic transmission two (2) consecutive notices by the Company in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Company or to the Transfer Agent, or other Person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the Member has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the Member has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the Member of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the Member. Notice to Directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 12.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Members and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnified Persons and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

Section 12.4 Integration. This Agreement constitutes the limited liability company agreement (as such term is defined in the Delaware Act) of the Company, and supersedes all prior written, oral or implied statements, agreements and understandings as to the Company’s affairs and the conduct of its business, including, without limitation, the Existing Agreement.

Section 12.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 12.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition. Notwithstanding the other provisions of this Agreement, Section 18-305(a) of the Delaware Act shall not apply to the Company and no Member shall have any rights thereunder.

Section 12.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto. Any Person who acquires a Share shall be bound by this Agreement without execution hereof.

Section 12.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws that would apply the laws of any other jurisdiction.

Section 12.9 Exclusive Forum. Unless the Company consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, employee or agent of the Company or any Member to the Company or the Members, (c) any action asserting a claim against the Company or any Director, officer, employee or agent of the Company or any Member arising out of or relating to any provision of the Delaware Act or this Agreement or (d) any action asserting a claim against the Company, any Director, officer, employee or agent of the Company or any Member governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any Person purchasing or otherwise acquiring any Shares shall be deemed to have notice of and consented to the provisions of this Section 12.9. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Company’s ongoing consent right as set forth above in this Section 12.9 with respect to any current or future actions or claims.

Section 12.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 12.11 Consent of Members. Whenever in this Agreement it is specified that an action may be taken by the Board of Directors or upon the affirmative vote of less than all of the Members, such action may be so taken by the Board of Directors or upon the concurrence of less than all of the Members, and each Member shall be bound by the results of such action and deemed to consent to such action.

Section 12.12 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of an Officer or Transfer Agent on Certificates is expressly permitted by this Agreement.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

FIVE POINT HOLDINGS, LLC

By:
Name:	Emile Haddad
Title:	Chairman and Chief Executive Officer

By:
Name:	Mike Alvarado
Title:	Secretary

Signature Page to Second Amended and Restated

Limited Liability Company Agreement

EXHIBIT A

Class A Common Shares	Class A Common Shares

Five Point Holdings, LLC

Formed under the laws of the State of Delaware

CUSIP

SEE REVERSE FOR DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN

NEW YORK, NEW YORK

THIS CERTIFIES THAT

is the owner of

Class A Common Shares of Five Point Holdings, LLC

(hereinafter called the “Company”) transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness, the facsimile signatures of the duly authorized officers of the Company.

Dated

___________________	___________________
Chief Operating Officer	Chief Executive Officer

Countersigned and registered:

[            ]

            (New York, NY)

            Transfer Agent & Registrar

Authorized Signature

A-1

Reverse of Certificate

ABBREVIATIONS

The holder of this certificate, by acceptance of this certificate, shall be deemed to have (i) requested admission as, and agreed to become, a member of the Company, (ii) agreed to comply with, and be bound by, the terms of the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the “Company Agreement”), (iii) granted the powers of attorney provided for in the Company Agreement, and (iv) made the waivers and given the consents and approvals contained in the Company Agreement. The Company will furnish without charge to each shareholder who so requests a copy of the Company Agreement.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT — _______________ Custodian __________________
(Cust) (Minor)

under Uniform Transfers/Gifts to Minors Act

____________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                     hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

                    shares represented by the Certificate, and do hereby irrevocably constitute and appoint                     as its attorney-in-fact to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

A-2

EXHIBIT B

Certificate Evidencing Class B Common Shares

in

Five Point Holdings, LLC

No. B-[ ]	[ ] Shares

In accordance with the Second Amended and Restated Limited Liability Company Agreement of Five Point Holdings, LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), Five Point Holdings, LLC, a Delaware limited liability company (the “Company”), hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] Class B Common Shares in the Company (the “Shares”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Shares are set forth in, and this Certificate and the Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 25 Enterprise, Suite 300, Aliso Viejo, California 92656 or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

Countersigned and Registered by:	Five Point Holdings, LLC

By:
as Transfer Agent and Registrar	Name:
Title:

B-1

Reverse of Certificate

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT

TEN ENT—	as tenants by the entireties	Custodian
		(Cust)	(Minor)
JT TEN—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act ____________________ (State)

Additional abbreviations, though not in the above list, may also be used.

B-2

ASSIGNMENT OF SHARES

in

FIVE POINT HOLDINGS, LLC

FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)

(Please insert Social Security or other identifying number of Assignee)

                    Class B Common Shares evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Five Point Holdings, LLC.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)
(Signature)

No transfer of the Shares evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Shares to be transferred is surrendered for registration of transfer.

B-3